MATRIX ASSET ADVISORS
MATRIX ADVISORS VALUE FUND
UNDERTAKING REGARDING CODE OF ETHICS

1.   BACKGROUND

     Rule 17j-1 (the "Rule") under the Investment Company Act of 1940 (the "Investment Company Act") requires Matrix Advisors Value Fund (the "Fund"), as a registered investment company, to adopt a written Code of Ethics. The Rule also requires Matrix Asset Advisors as investment adviser to and principal underwriter for the Fund ("MAA") to adopt a written Code of Ethics and to report to the Board of Directors of the Fund (the "Board") any material compliance violations. The Board may only approve a Code of Ethics after it has made a determination that the Code of Ethics contains provisions designed to prevent "access persons" (as the term is explained below) from engaging in fraud. In addition, certain key "investment personnel" (as the term is explained below) are subject to further pre-clearance procedures with respect to their investment in securities offered through an initial public offering (an "IPO") or private placements (a "Limited Offerings").

2.   KEY DEFINITIONS

     The term "Access Person" is generally defined by the Rule to include: (i) any director, officer, general partner or key investment personnel of the Fund or an investment adviser to the Fund;

     The term "Investment Personnel" is generally defined by the Rule to include
     (i) any employee of the Fund or an investment adviser to the Fund who regularly participates in making recommendations regarding the purchase or sale of securities of a Fund; and (ii) any natural person who controls a Fund or an investment adviser to a Fund who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by a Fund. Investment Personnel are also Access Persons.

3.   PROCEDURES IN PLACE

     In order to meet the requirements of the Rule, a Code of Ethics should provide a procedure for detecting and preventing material trading abuses and, for the Fund, should require Access Persons to report personal securities transactions on an initial, quarterly and annual basis. A compliance officer should be designated within the organization to receive and review these reports. Any subsequent material change to the Code of Ethics must be approved by the Board. The following components should be included in the Code of Ethics

     * the maintenance by the compliance officer of a current list of all Access Persons and Investment Personnel;

     * an initial holdings report within ten days of the start of employment of an Access Person;

     * a requirement that all Access Persons are to report transactions within ten days of the end of each quarter;

     * a requirement that all Access Persons report certain securities holdings on an annual basis;

     * a review procedure by the compliance officer of all Access Person reports.

     * a method by which Access Persons are disciplined and/or sanctioned for failure to adhere to the Code of Ethics including the failure by an Access Person to submit reports on a timely basis; and

     *    a   procedure   in  place   whereby   Investment   Personnel   receive
          pre-clearance for an investment in an IPO or a Limited Offering.

4.   ANNUAL ISSUES AND CERTIFICATION REPORT

     The Fund and MAA are required to periodically report to the Board on issues raised under the Code of Ethics. Specifically, on an annual basis (see paragraph 6 below), the Board must be provided with (i) a written report that describes issues that arose during the previous year under the Code of Ethics including material code or procedure violations and sanctions imposed in response to those material violations and (ii) a certification that the Fund and MAA have adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

INITIAL CERTIFICATION

     The following duly authorized representative of Matrix Advisors Value Fund and Matrix Asset Advisors certifies that the Fund and MAA have adopted the attached Code of Ethics and procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics.

Acknowledged and Certified:

By:
   --------------------------------
Name:
Title:
Date: September 1, 2000



Name of Compliance Officer:
                           ----------------------------------

ANNUAL RE-CERTIFICATION
(to be certified before each fall meeting of the Board of Directors)

[ ] The Fund and MAA have had no material violations of the Code of Ethics or the procedures adopted to implement the Code of Ethics, other than those specified on the attached report.

[ ] The Fund and MAA acknowledge and certify that they have procedures in place reasonably necessary to prevent Access Persons from violating the Code of Ethics.

[ ] The Fund and MAA have materially changed the Code of Ethics, the revised Code of Ethics was sent to the Board immediately for its approval and the Board approved the revised Code of Ethics within six months of the material change.


Acknowledged and Certified:

By:
   --------------------------------
Name:
Title:
Date: September 1, 2000



Name of Compliance Officer:
                           ----------------------------------

MATRIX ADVISORS VALUE FUND
MATRIX ASSET ADVISORS
CODE OF ETHICS

1.   BACKGROUND

     Rule 17j-1 (the "Rule") under the Investment Company Act of 1940 (the "Investment Company Act") requires Matrix Advisors Value Fund (the "Fund"), as a registered investment company, to adopt a written Code of Ethics. The Rule also requires Matrix Asset Advisors ("MAA") as investment adviser to the Fund to adopt a written Code of Ethics and to report to the Board of Directors of the Fund (the "Board") any material compliance violations. The Board may only approve a Code of Ethics after it has made a determination that the Code of Ethics contains provisions designed to prevent "access persons" (summarized below and further defined in Appendix 1) from engaging in fraud. In addition, certain key "investment personnel" (summarized below and defined in Appendix 1) are subject to further pre-clearance procedures with respect to their investment in securities offered through an initial public offering (an "IPO") or private placement (a "Limited Offering").

2.   KEY DEFINITIONS For other definitions, see Appendix 1

     The term "Access Person" is generally defined by the Rule to include: (i) any director, officer, general partner or key investment personnel of the Fund or an investment adviser to the Fund; and (ii) any director, officer, or general partner of a principal underwriter, if any, who has knowledge of the investment activities of the Fund. The Fund Compliance Officer (defined below) will notify an employee if that person fits the above definition and maintain a list of all Access Persons (see Appendix 2)

     The term "Investment Personnel" is generally defined by the Rule to include
     (i) any employee of the Fund or an investment adviser to the Fund who regularly participates in making recommendations regarding the purchase or sale of securities of a series of the Fund (a "Fund"); and (ii) any natural person who controls the Fund or an investment adviser to the Fund who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by a Fund. The Fund Compliance Officer (defined below) will notify an employee if that person fits the above definition and maintain a list of all Investment Personnel. (see Appendix
     2). Investment Personnel are also Access Persons.

3.   GENERAL PROHIBITIONS UNDER THE RULE

     The Rule prohibits fraudulent activities by affiliated persons of Fund. Specifically, it is unlawful for any of these persons to:

     1.   employ any device, scheme or artifice to defraud a Fund;

     2. make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

     3. to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or

     4.   to engage in any manipulative practice with respect to a Fund.

4.   COMPLIANCE OFFICER

     In order to meet the requirements of the Rule, the Code of Ethics includes a procedure for detecting and preventing material trading abuses and requires all Access Persons to report personal securities transactions on an initial, quarterly and annual basis (the "Reports"). The officers of the Fund will appoint a compliance officer ( "Compliance Officer") to receive and review Reports in accordance with Section 5 below. In turn, the officers of the Fund will report to the Board any material violations of the Code of Ethics in accordance with Section 7 below.

5.   ACCESS PERSON REPORTS

     All Access Persons are required to submit the following reports to the Fund Compliance Officer for THEMSELVES AND ANY IMMEDIATE FAMILY MEMBER residing at the same address. In lieu of providing the Reports, an Access Person may submit brokerage statements or transaction confirmations that contain duplicate information. The Access Person should arrange to have brokerage statements and transaction confirmations sent directly to the Compliance Officer (see Appendix 3 for the form of an Authorization Letter):

     (a) INITIAL HOLDINGS REPORT. Within ten days of beginning employment, each Access Person must report the following information:


          (1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

          (2) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

          (3)  The date the report is submitted by the Access Person.

          A form of the INITIAL HOLDINGS REPORT is attached as Appendix 4.

     (a) Quarterly Transaction Reports. Within ten days of the end of each calendar quarter, each Access Person must report the following information:

          (1) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

               (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

               (ii)  The nature of the transaction (I.E., purchase, sale);

               (iii) The price of the Covered  Security at which the transaction was effected;

               (iv) The name of the broker, dealer or bank with or through which the transaction was effected; and

               (v)   The date that the report is submitted by the Access Person.

          (1) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

               (i) The name of the broker, dealer or bank with whom the Access Person established the account;

               (ii)  The date the account was established; and

               (iii) the date that the report is submitted by the Access Person.

          A form of the QUARTERLY TRANSACTION REPORT is attached as Appendix 5.

     (a) ANNUAL HOLDINGS REPORTS. Each year, the Access Person must report the following information:

          (1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

          (2) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and

          (3)  The date the report is submitted by the Access Person.

          A form of the ANNUAL HOLDINGS REPORT is attached as Appendix 6.

6.   EXCEPTION TO REPORTING REQUIREMENTS

     (a) INDEPENDENT DIRECTOR. A director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act (an "Independent Director") is not required to:

          (1)  file an INITIAL HOLDINGS REPORT or ANNUAL HOLDINGS REPORT; and

          (2) file a QUARTERLY TRANSACTION REPORT, unless the Independent Director knew, or, in the ordinary course of fulfilling his or her official duties as a Director, should have known that during a 15 day period immediately before or after his or her transaction in a Covered Security, that a Fund purchased or sold the Covered Security, or a Fund or its investment adviser considered purchasing or selling the Covered Security.

7. ADMINISTRATION OF THE CODE OF ETHICS REPORTING VIOLATIONS AND CERTIFYING COMPLIANCE

     (a) The Fund and MAA must use reasonable diligence and institute policies and procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics;

     (b) The Compliance Officer shall circulate the Code of Ethics and receive an acknowledgment from each Access Person that the Code of Ethics has been read and understood;

     (c) The Compliance Officer shall review all reports to determine whether a possible violation of the Code of Ethics and/or other applicable trading policies and procedures may have occurred.

          No Access Person shall review his or her own Report(s). The Compliance Officer shall appoint an alternate to review his or her own Reports.

     (d) On an annual basis, the Compliance Officer shall prepare a written report describing any issues arising under the Code of Ethics or procedures, including information about any material violations of the Code of Ethics or its underlying procedures and any sanctions imposed due to such violations and submit the information for review by the Board; and

     (e) On an annual basis, the Fund and MAA shall certify to the Board of Directors that they have adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

8.   COMPLIANCE WITH OTHER SECURITIES LAWS

     This Code of Ethics is not intended to cover all possible areas of potential liability under the Investment Company Act or under the federal securities laws in general. For example, other provisions of Section 17 of the Investment Company Act prohibit various transactions between a registered investment company and affiliated persons, including the knowing sale or purchase of property to or from a registered investment company on a principal basis, and joint transactions (I.E., combining to achieve a substantial position in a security or commingling of funds) between an investment company and an affiliated person. Access Persons covered by this Code of Ethics are advised to seek advice before engaging in any transactions involving securities held or under consideration for purchase or sale by a Fund or if a transaction directly or indirectly involves themselves and the Fund other than the purchase or redemption of shares of a Fund or the performance of their normal business duties.

     In addition, the Securities Exchange Act of 1934 may impose fiduciary obligations and trading restrictions on access persons and others in certain situations. It is expected that access persons will be sensitive to these areas of potential conflict, even though this Code of Ethics does not address specifically these other areas of fiduciary responsibility.

9.   PROHIBITED TRADING PRACTICES

     (a) No Access Person may purchase or sell directly or indirectly, any security in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership if MAA has either an active buy or sell program in the security for the Fund or any other client account until such program is completed.

     (b) No Access Person may purchase or sell directly or indirectly, any security in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership of a security recommended to or purchased by the Fund or clients where such recommendation or purchase by the Fund or clients could result in transactions unduly influencing the market value of the securities to the undue benefit of the Access Person.

     (c) Investment Personnel of a Fund or its investment adviser must obtain approval from the Compliance Officer before directly or indirectly acquiring beneficial ownership in any securities in an IPO or Limited Offering.

     (d) No Access Person may trade ahead of a Fund - a practice known as "front running."

10.  SANCTIONS

     Sanctions  for  violation of the Code may include,  but are not limited to:
     (1) a written reprimand in the Access Person's employment file; (2) a suspension from employment; and/or (3) termination from employment.

     The Board may also impose sanctions as it deems appropriate, including sanctions against MAA and its Compliance Officer for failure to adequately supervise its Access Persons.

ACKNOWLEDGED AND AGREED:

I have read, and I understand the terms of, this Code of Ethics.


By:
   --------------------------------
Name:
Title:
Date:

                                   APPENDIX 1
                                   DEFINITIONS

ACCESS PERSON

(i) any director, officer, general partner or Advisory Person of a Fund or of a Fund's investment adviser; and (ii) any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

ADVISORY PERSON

(i) any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

CONTROL

The power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

COVERED SECURITY

Includes any Security (see below) but does not include (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies (I.E., mutual funds).

FUND

An investment company registered under the Investment Company Act.

INVESTMENT PERSONNEL

(i) any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of security by the Fund; and (ii) any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

LIMITED OFFERING

An offering that is exempt from registration under the Securities Act of 1933 (the "Securities Act") pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

PURCHASE OR SALE OF A COVERED SECURITY

Includes, among other things, the writing of an option to purchase or sell a Covered Security.

SECURITY

Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral Fund certificate, preorganization certificate or subscription, transferable share, investment contract, voting-Fund certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

SECURITY HELD OR TO BE ACQUIRED BY A FUND

(i) any Covered Security which, within the most recent ___ days: (a) is or has been held by the Fund; or (b) is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraphs (a) or (b) above.

                                   Appendix 2
                 List of Access Persons and Investment Personnel

                               ACKNOWLEDGEMENT OF RECEIPT   IS THIS PERSON ALSO
NAME                    TITLE      OF CODE OF ETHICS       INVESTMENT PERSONNEL?
----                    -----      -----------------       ---------------------

                                   Appendix 3
                          Form of Authorization Letter


Date
Name of Broker
Address

     Re:  Brokerage Statements of [name of employee]

Ladies and Gentlemen:

     The above referenced person is an employee of Matrix Asset Advisor. Federal securities laws require that we monitor the personal securities transactions of certain key personnel. By this Authorization Letter, and the acknowledgment of the employee below, please forward duplicate copies of the employee's brokerage statements and transaction confirmations to:

                              [Compliance Officer]

                                    [Address]

     Should you have any questions, please contact the undersigned at [number].

                                        Very truly yours,




AUTHORIZATION:

     I hereby authorize you to release duplicate brokerage statements and transaction confirmations to my employer.

                                        Signature:
                                                  ------------------------------
                                        Name:
                                        SSN:
                                        Account Number:

                                   APPENDIX 4
                             INITIAL HOLDINGS REPORT
                    (complete within ten days of employment)
                                Date: ___________

NOTE: IN LIEU OF THIS REPORT,  YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE
      STATEMENTS

1.   HOLDINGS

--------------------------------------------------------------------------------
     NAME OF COVERED SECURITY            NUMBER OF SHARES      VALUE OF SECURITY
--------------------------------------------------------------------------------









2.   BROKERAGE ACCOUNTS

--------------------------------------------------------------------------------
 NAME OF INSTITUTION AND
  ACCOUNT HOLDERS' NAME                         ACCOUNT     HAVE YOU REQUESTED
(i.e., YOU, SPOUSE, CHILD)                       NUMBER    DUPLICATE STATEMENTS?
--------------------------------------------------------------------------------







REVIEWED:
         --------------------------------------------
              (COMPLIANCE OFFICER SIGNATURE)

DATE:
     ------------------------------------------------

                                   Appendix 5
                          Quarterly Transaction Report
                    (complete within ten days of the quarter)
                                Date: ___________

NOTE: IN LIEU OF THIS REPORT,  YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE
      STATEMENTS

1.  TRANSACTIONS

--------------------------------------------------------------------------------
                                            NATURE OF
     NAME OF                NUMBER OF      TRANSACTION     PURCHASE    DATE OF
COVERED SECURITY   BROKER    SHARES      (i.e, BUY, SALE)   PRICE    TRANSACTION
--------------------------------------------------------------------------------












2.   BROKERAGE ACCOUNTS OPENED DURING QUARTER

--------------------------------------------------------------------------------
 NAME OF INSTITUTION AND
  ACCOUNT HOLDERS' NAME                         ACCOUNT     HAVE YOU REQUESTED
(i.e., YOU, SPOUSE, CHILD)                       NUMBER    DUPLICATE STATEMENTS?
--------------------------------------------------------------------------------



REVIEWED:
         --------------------------------------------
              (COMPLIANCE OFFICER SIGNATURE)

DATE:
     ------------------------------------------------

                                   Appendix 6
                             Annual Holdings Report
                (to be completed within thirty days of each year)
                                Date: ___________

NOTE: IN LIEU OF THIS REPORT,  YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE
      STATEMENTS


1.   HOLDINGS

--------------------------------------------------------------------------------
Name of Covered Security                Number of Shares      Value of Security
--------------------------------------------------------------------------------











2.   BROKERAGE ACCOUNTS

--------------------------------------------------------------------------------
 NAME OF INSTITUTION AND
  ACCOUNT HOLDERS' NAME                         ACCOUNT     HAVE YOU REQUESTED
(i.e., YOU, SPOUSE, CHILD)                       NUMBER    DUPLICATE STATEMENTS?
--------------------------------------------------------------------------------







REVIEWED:
         --------------------------------------------
              (COMPLIANCE OFFICER SIGNATURE)

DATE:
     ------------------------------------------------